                                                                      EXHIBIT 11

                  FOXMEYER HEALTH CORPORATION AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                     (In thousands, except per share data)


------------------------------------------------------------------------------------------------------------------------------------
                                                                         For the three months ended      For the six months ended
                                                                               September 30,                  September 30,
                                                                         --------------------------      -------------------------
                                                                            1995            1994           1995            1994
------------------------------------------------------------------------------------------------------------------------------------
PRIMARY
INCOME FROM CONTINUING OPERATIONS
   Income from continuing operations                                       $   8,121      $   6,868      $   15,639      $  12,197
   Deduct dividends on preferred shares                                        5,382          4,794          10,605          9,495
                                                                           ---------      ---------      ----------      ---------
   Income from continuing operations applicable to stockholders            $   2,739      $   2,074      $    5,034      $   2,702
                                                                           =========      =========      ==========      =========
LOSS FROM DISCONTINUED OPERATIONS
   Loss from discontinued operations                                       $       -      $    (198)     $   (1,317)     $    (299)
                                                                           =========      =========      ==========      =========
SHARES
   Weighted average number of common shares outstanding                       17,202         12,950          16,959         12,973
                                                                           =========      =========      ==========      =========

   Income from continuing operations                                       $    0.16      $    0.16      $     0.30      $    0.21
   Loss from discontinued operations                                               -          (0.02)          (0.08)         (0.02)
                                                                           ---------      ---------      ----------      ---------
   Net income                                                              $    0.16      $    0.14      $     0.22      $    0.19
                                                                           =========      =========      ==========      =========
ASSUMING FULL DILUTION
INCOME FROM CONTINUING OPERATIONS
   Income from continuing operations                                       $   8,121      $   6,868      $   15,639      $  12,197
   Dividends on non-convertible preferred shares                               4,337          3,639           8,515          7,185
   Dividends on convertible preferred shares (conversion of preferred
      shares would be anti-dilutive)                                           1,045          1,155           2,090          2,310
                                                                           ---------      ---------      ----------      ---------
   Income from continuing operations applicable to common stockholders     $   2,739      $   2,074      $    5,034      $   2,702
                                                                           =========      =========      ==========      =========
LOSS FROM DISCONTINUED OPERATIONS
   Loss from discontinued operations                                       $       -      $    (198)     $   (1,317)     $    (299)
                                                                           =========      =========      ==========      =========

SHARES
   Weighted average number of common shares outstanding                       17,202         12,950          16,959         12,973
   Conversion of preferred stock (anti-dilutive)                                   -              -               -              -
   Additional dilutive effect of outstanding options (as determined
      by the treasury stock method)                                               38              1             268              4
   Assuming conversion of National Steel Corporation 4 5/8%
      convertible debentures                                                       -              -               -             20
                                                                           ---------      ---------      ----------      ---------
   Weighted average number of common shares outstanding as adjusted           17,240         12,951          17,227         12,997
                                                                           =========      =========      ==========      =========
   Income from continuing operations                                       $    0.16      $    0.16      $     0.30      $    0.21
   Loss from discontinued operations                                               -          (0.02)          (0.08)         (0.03)
                                                                           ---------      ---------      ----------      ---------
   Net income**                                                            $    0.16      $    0.14      $     0.22      $    0.18
                                                                           =========      =========      ==========      =========


    ** This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


                                       17